As filed with the Securities and Exchange Commission on March 17, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK Corporation

(Exact name of registrant as specified in its charter)

Louisiana	72-1280718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

Daryl G. Byrd

President and Chief Executive Officer

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Edward B. Crosland, Jr., Esq.

Jones, Walker, Waechter,

Poitevent, Carrère & Denègre, L.L.P.

2600 Virginia Avenue, Suite 1113

Washington, DC 20037-1992

(202) 944-1100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrant to Purchase Common Stock, $1.00 par value per share, and underlying shares of Common Stock (1)	138,490	$48.74(2)	$6,750,003	$377
TOTAL			$6,750,003	$377

(1)	There are being registered hereunder (a) a warrant for the purchase of 138,490 shares of common stock with an initial per share exercise price of $48.74, (b) 138,490 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.
(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $48.74.

PROSPECTUS

IBERIABANK CORPORATION

Warrant to Purchase 138,490 Shares of Common Stock

138,490 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of a warrant to purchase 138,490 shares of common stock, referred to as the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 90,000 shares of our series A preferred stock were originally issued by us pursuant to the Letter Agreement dated December 5, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, referred to as the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling security holders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $6,750,000.

The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

Our common stock trades on the Nasdaq Global Select Market under the symbol “IBKC.” On March 13, 2009, the closing price of our common stock on the Nasdaq Global Select Market was $46.33 per share. You are urged to obtain current market quotations of the common stock.

This investment involves risks. See “Risk Factors.”

The securities are not deposits, savings accounts, or other obligations of a depository institutions and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell securities or seeking offers to buy securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby. As used in this prospectus, “IBKC,” “we,” “our,” “ours” and “us” refer to IBERIABANK Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference into it that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words ‘estimate,’ ‘goal,’ ‘assess,’ ‘project,’ ‘pro forma,’ ‘believe,’ ‘intend,’ ‘plan,’ ‘anticipate,’ ‘expect,’ ‘target,’ ‘objective,’ ‘assumption,’ and similar words.

These forward-looking statements include:

•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off balance sheet risk, and interest rate risk; and

•	statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of the recent sub prime, consumer lending and credit market issues on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section in this prospectus and the “Risk Factors” sections contained in our reports to the SEC that are incorporated by reference into this prospectus.

The cautionary statements in this prospectus and the documents incorporated by reference into this prospectus also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

IBERIABANK CORPORATION

General. IBERIABANK Corporation, a Louisiana corporation, is a multi-bank financial holding company with 150 combined offices, including 88 bank branch offices in Louisiana, Arkansas and Tennessee, 26 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 36 locations in eight states. As of December 31, 2008, we had consolidated assets of $5.6 billion, total deposits of $4.0 billion and shareholders’ equity of $734.2 million.

Our principal executive office is located at 200 West Congress Street , Lafayette, Louisiana, and our telephone number at that office is (337) 521-4003. Our website is located at www.iberiabank.com.

We are the holding company for IBERIABANK, a Louisiana banking corporation headquartered in Lafayette, Louisiana; Pulaski Bank and Trust Company, a federal savings bank headquartered in Little Rock, Arkansas; and Lenders Title Company, an Arkansas-chartered title insurance and closing services agency headquartered in Little Rock, Arkansas.

We offer traditional commercial bank products and services to our clients. These products and services include a full array of commercial, consumer, mortgage, and private banking products and services, cash management, deposit and annuity products and investment brokerage services.

Strategic Focus. We operate principally in markets that are considered metropolitan in nature where we believe our unique business model provides us a competitive advantage over larger competitors. We believe we are able to attract clients who recognize the importance of developing a strong banking relationship and value our organization’s focus. We emphasize understanding the needs of our clients, operating in a decentralized manner, and providing consistency and speed in our decision-making. In many respects, we are able to tailor our services to local needs as we operate very close to our clients. Through this business model, we have sought to remain agile, with comprehensive capabilities and local market knowledge. This approach has enabled us to compete effectively against both larger, less versatile competitors and smaller community financial institutions.

We have made significant improvements in our franchise over the past nine years. These improvements include greater geographic and client diversification, enhancements in revenues and earnings, and investments in personnel and infrastructure. Our expended geographic dispersion throughout our eight-state footprint provides significantly greater loan, deposit, and revenue diversification and growth opportunities. Over the last nine years, we have assertively implemented risk diversification and reduction strategies that have lowered our risk posture. The benefits of this diversification effort have been evident in areas such as reduced credit risk, improved interest rate risk positioning, and reduced operating risk. Solid revenue and earnings growth during this period resulted in a significant improvement in fully diluted earnings per share, or EPS. We operate with a focus on high quality, continuous improvement and investments for future growth. We have a stated belief that continuous enhancements in sustainable EPS ultimately leads to value creation for our shareholders through an improved stock price and higher dividend payments. We believe the interests of our executive management team and board of directors are fully aligned with the interests of our shareholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as any updated risk factors described in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q which we may file with the SEC in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

SUPERVISION AND REGULATION

The banking industry is extensively regulated under both federal and applicable state laws. Regulation of financial institutions is intended primarily for the protection of depositors, deposit insurance funds and the banking system, and generally is not intended for the protection of shareholders.

Proposals are frequently introduced to change federal and state laws and regulations applicable to IBKC and its subsidiaries. The likelihood and timing of any such changes and the impact such changes might have on IBKC and its subsidiaries are impossible to determine with any certainty.

As a bank holding company and a financial holding company under federal law, IBKC is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board. As a Louisiana-chartered commercial bank and a member of the Federal Reserve System, IBERIABANK is subject to regulation, supervision and examination by the Office of Financial Institutions of the State of Louisiana, IBERIABANK’s chartering authority, and the Federal Reserve Board, IBERIABANK’s primary regulator. As a federal savings association, Pulaski Bank is subject to regulation, supervision and examination by the Office of Thrift Supervision, which we refer to as the OTS. IBERIABANK and Pulaski Bank are collectively referred to herein as the banks. Each of the banks is also subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation which insures the deposits of the banks to the maximum extent permitted by law.

State and federal laws govern the activities in which the banks may engage, the investments they may make and the aggregate amount of loans that may be granted to one borrower. Various consumer and compliance laws and regulations also affect the banks’ operations.

In addition, IBKC and certain of its subsidiaries and affiliates, including those that engage in securities brokerage and insurance activities, are subject to other federal and state laws and regulations, and supervision and examination by other state and federal regulatory agencies.

For a discussion of the material elements of the extensive regulatory framework applicable to us, as well as specific information about IBKC, IBERIABANK, Pulaski Bank, Lenders Title and our other subsidiaries, please refer to the “Supervision and Regulation” section under “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Additional Information” for information on how to obtain a copy of our annual report and any subsequent reports.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $6,750,000, which we intend to use for general corporate purposes.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the Commission as Exhibit 4.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus and is also available upon request from us. See “Additional Information” for more information.

Shares of Common Stock Subject to the Warrant

The warrant was initially exercisable for 276,980 shares of our common stock. On December 16, 2008, we completed a qualified equity offering that resulted in our receipt of aggregate gross proceeds of approximately $115 million, which exceeds 100% of the aggregate liquidation preference of the series A preferred stock. As a result of the qualified equity offering, the number of shares of common stock underlying the warrant has been reduced by 50%, to 138,490 shares. The initial selling securityholder has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant. The number of shares subject to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $48.74 per share of common stock for which the warrant may be exercised by the selling securityholder. The warrant may be exercised, in whole or in part, at any time on or before December 5, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by IBKC of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The warrant, and all rights under the warrant, are transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving IBKC and requiring shareholder approval, the warrant holder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

NASDAQ Representation. We have represented to NASDAQ that we will not enter into a transaction that would require an adjustment to the number of shares of common stock issuable under the warrant to an amount that would violate NASDAQ’s shareholder approval rules without first receiving shareholder approval.

DESCRIPTION OF COMMON STOCK

We have 25,000,000 shares of authorized common stock, par value $1.00 per share, of which 16,011,504 shares were outstanding as of March 13, 2009.

Holders of our common stock are entitled to receive dividends if, as and when properly declared by our board of directors out of any funds legally available for dividends. The holders of our common stock are entitled to one vote for each share of common stock owned on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock may not cumulate their votes in the election of directors. Holders of common stock do not have preemptive rights to acquire any of our additional, unissued or treasury shares, or securities convertible into or carrying a right to subscribe for or acquire shares. The common stock is not convertible into any other securities of our company.

On our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata in any distribution of the remaining assets of our company, if any, after all of our other indebtedness has been retired and all applicable payments made to the holders of our series A preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation.

In addition, pursuant to the Purchase Agreement we agreed that, beginning December 5, 2008, for a period of three years, unless we have redeemed the series A preferred stock or the initial selling securityholder has transferred the series A preferred stock to a third party, the consent of the initial selling securityholder will be required for the us to (i) declare or pay any dividend or make any distribution on our common stock or (ii) redeem, purchase or acquire any shares of common stock or other equity or capital securities of IBKC, or any trust preferred securities issued by us or an affiliate of ours, other than the series A preferred stock, in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “IBKC.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Restrictions on Ownership

Under the Change in Bank Control Act of 1978, as amended, no individual or group acting in concert may acquire “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock would, under the circumstances set forth in the presumption, constitute acquisition of control. Under the Change in Bank Control Act of 1978, as amended, the Federal Reserve Board has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition.

Additionally, under guidelines adopted by the Federal Reserve Board, no entity may own, control or have the power to vote more than 14.9% of our outstanding common stock without the approval of the Federal Reserve Board and no entity may own, control or have the power to vote between 10.0% and 14.9% of our outstanding common without limited Federal Reserve Board approval.

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant, less the pro-rated exercise price of the warrant, for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Select Market.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:

•

on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. If the warrant is exercised in full for cash, we will receive proceeds of approximately $6,750,000, which we intend to use for general corporate purposes.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act any may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the series A preferred stock or the warrant on any securities exchange or for inclusion of these securities in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for these securities.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to register the securities and bear substantially all expenses in connection with the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On December 5, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own.

The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 138,490 shares of our common stock, representing beneficial ownership of approximately 0.9% of our common stock as of March 13, 2009; and

•	138,490 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 0.9% of our common stock as of March 13, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our consolidated ratio of earnings to fixed charges and our rates of earnings to fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2008 are as follows:

Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:
Including interest on deposits	1.44x	1.42x	1.68x	1.60x	2.16x
Excluding interest on deposits	2.87x	2.70x	4.21x	3.18x	4.90x
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	1.44x	1.42x	1.68x	1.60x	2.16x
Excluding interest on deposits	2.84x	2.70x	4.21x	3.18x	4.90x

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before taxes; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest and debt expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

We had 90,000 shares of serial preferred stock outstanding as of December 31, 2008.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby have been passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère, & Denègre, LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Castaing, Hussey & Lolan, LLC, independent registered public accounting firm, has audited our consolidated statements of income, shareholders’ equity, and cash flows for the year ended December 31, 2006, as set forth in their report, which is included in our Annual Report on Form 10-K for the year ended December 31, 2008,which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements for the year ended December 31, 2006, are incorporated by reference in reliance on Castaing, Hussey & Lolan, LLC’s report, given on their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov or on our website at www.iberiabank.com. The information on the Web site listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. This Web site is and is only intended to be an inactive textual reference.

INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www. sec. gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, DC, as well as through the SEC’s internet website.

We incorporated by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (filed on March 16, 2009);

•	Our Current Reports on Form 8-K dated February 16, 2009 (filed on February 19, 2009) and February 26, 2009 (filed on February 27, 2009); and

•

The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A, filed on March 28, 1995, with the SEC under Section 12(g) of the Exchange Act.

Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering (other than information in such additional documents that is deemed, under SEC rules, to have been furnished and not to have been filed). These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing.

These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You may request a copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Attention: George J. Becker III, Secretary

(337) 521-4003

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby all of which will be borne by Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$377
Legal fees and expenses	$7,500
Accounting fees and expenses	$10,000

Total expenses	$17,877

Item 15.	Indemnification of Directors and Officers

Section 83 of the Louisiana Business Corporation Law (the “LBCL”) gives Louisiana corporations broad powers to indemnify their present and former directors, officers, agents and employees and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are, or might be, made parties by reason of being, or having been, such directors, officers, agents or employees; subject to specific conditions and exclusions, gives a director, officer, agent or employee who successfully defends an action the right to be so indemnified, and in some cases permits even those who unsuccessfully defend actions to be so indemnified; and authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, authorization of shareholders or otherwise.

In accordance with the LBCL, Article 8 of the Articles of Incorporation of IBERIABANK Corporation (the “Corporation”) provides as follows:

Article 8. Personal Liability, Indemnification, Advancement of Expenses and Other Rights of Officers, Directors, Employees and Agents.

A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited.

B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

F. Security Fund. Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

The foregoing discussion of our Articles of Incorporation and the LBCL is not intended to be exhaustive and is qualified in its entirety by our Articles of Incorporation and the LBCL, respectively.

We have entered into indemnification agreements with three of our executive officers, Daryl G. Byrd, Michael J. Brown and Michael A. Naquin, providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers. Following a change in control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential change in control, we must create a trust for the benefit of the indemnitees, which upon a change in control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

Item 16.	Exhibits

Exhibit No.	Description
3.1	Warrant for Purchase of Shares of Common Stock (Exhibit 3.2 to IBKC’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP.

10.1	Purchase Agreement, dated December 5, 2008, between IBKC and the United States Department of the Treasury (Exhibit 10.1 to IBKC’s Current Report on Form 8-K, filed on December 8, 2008 and incorporated herein by reference).

12.1	Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to IBKC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP

23.2	Consent of Castaing, Hussey & Lolan, LLC

24.1	Power of Attorney (included on signature page of this registration statement).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IBERIABANK Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 16, 2009.

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Daryl G. Byrd and Anthony J. Restel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Daryl G. Byrd
Daryl G. Byrd	President, Chief Executive Officer and Director	March 16, 2009

/s/ Anthony J. Restel
Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer	March 16, 2009

/s/ Jeffrey A. Powell	Executive Vice President and	March 16, 2009
Jeffrey A. Powell	Chief Accounting Officer

/s/ Elaine D. Abell
Elaine D. Abell	Director	March 16, 2009

/s/ Harry V. Barton, Jr.
Harry V. Barton, Jr.	Director	March 16, 2009

/s/ Ernest P. Breaux, Jr.
Ernest P. Breaux, Jr.	Director	March 16, 2009

/s/ John N. Casbon
John N. Casbon	Director	March 16, 2009

/s/ William H. Fenstermaker
William H. Fenstermaker	Chairman of the Board	March 16, 2009

/s/ Jefferson G. Parker
Jefferson G. Parker	Director	March 16, 2009

/s/ O. Miles Pollard, Jr.
O. Miles Pollard, Jr.	Director	March 16, 2009

/s/ E. Stewart Shea III
E. Stewart Shea III	Director	March 16, 2009

/s/ David H. Welch
David H. Welch	Director	March 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Warrant for Purchase of Shares of Common Stock (Exhibit 3.2 to IBKC’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP.

10.1	Purchase Agreement, dated December 5, 2008, between IBKC and the United States Department of the Treasury (Exhibit 10.1 to IBKC’s Current Report on Form 8-K .filed on December 8, 2008 and incorporated herein by reference).

12.1	Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to IBKC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Castaing, Hussey & Lolan, LLC.

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).